SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WESTERN ASSET GLOBAL CORPORATE DEFINED OPPORTUNITY FUND INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SHAREHOLDERS IN LEGG MASON-SPONSORED FUNDS

URGENT PROXY VOTING REQUEST

YOUR VOTE MATTERS!!

Please take a few minutes to vote, today

VOTING NOW MAY ELIMINATE

BOTHERSOME MAILINGS AND PHONE CALLS

Dear Shareholder:

We recently sent you proxy materials concerning important proposals to approve new agreements between your Legg Mason-sponsored fund(s) and its investment manager and subadviser(s). We need your vote!

For fund operations to continue uninterrupted, shareholders are asked to vote to approve the new agreements. They will be identical to the current agreements, except for the dates of execution, effectiveness and termination.

This letter was sent because you held shares in the fund(s) on the record date and we have not received your vote.

YOUR FUND BOARD(S) UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS

Your vote counts. Please exercise your shareholder rights and vote today.

Please vote using one of these options:

1.	VOTE ONLINE

Log on to the website or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll-free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

Please read the proxy materials carefully. If you have questions regarding the proposals, or need assistance with voting, please call Computershare Fund Services, the funds’ proxy solicitor, toll free at 1-866-859-8682.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.